                                                                  Execution Copy

                         NEW YORK STATE ENERGY RESEARCH
                            AND DEVELOPMENT AUTHORITY
                                       AND
                        NIAGARA MOHAWK POWER CORPORATION

                   FIRST SUPPLEMENTAL PARTICIPATION AGREEMENT

                          Dated as of December 1, 2003
                                       to
                             PARTICIPATION AGREEMENT
                           Dated as of October 1, 1991

                                   relating to

              $45,600,000 Pollution Control Refunding Revenue Bonds
            (Niagara Mohawk Power Corporation Project), 1991 Series A

_____________________________________________________________________________________________________________________

         THIS  FIRST  SUPPLEMENTAL  PARTICIPATION  AGREEMENT,  made and dated as of  December  1, 2003 (the  "First
Supplemental  Participation  Agreement")  to the  PARTICIPATION  AGREEMENT made and dated as of October 1, 1991, by and between NEW YORK STATE ENERGY  RESEARCH AND  DEVELOPMENT  AUTHORITY  (the  "Authority"),  a body  corporate and politic,  constituting  a public benefit  corporation,  and NIAGARA MOHAWK POWER  CORPORATION,  a corporation  duly organized  and existing and  qualified to do business as a public  utility  under the laws of the State of New York
(the "Corporation"),

                                                 WITNESSETH THAT:

         WHEREAS,  pursuant  to special  act of the  Legislature  of the State of New York (Title 9 of Article 8 of
the Public  Authorities Law of New York, as from time to time amended and  supplemented,  herein called the "Act"), the Authority has been established as a body corporate and politic, constituting a public benefit corporation; and

         WHEREAS,  pursuant  to the Act,  the  Authority  is  empowered  to  contract  with any  power  company  to participate in the  incorporation of features in power plants and the construction of associated  facilities to the extent  required  by the public  interest in  development,  health,  recreation,  safety,  conservation  of natural resources and aesthetics; and

         WHEREAS,  the Legislature of the State of New York has determined  that,  because  interest costs incurred by public  utilities are reflected in the rates paid by the  customers of such  utilities and because  governmental action has mandated  the  installation  of pollution  control  facilities,  it is in the public  interest to enable utilities to obtain the lowest possible interest rate on bonds sold to provide pollution control facilities; and

         WHEREAS,  pursuant to the Act, the Authority has also been  empowered to extend credit and make loans from bond  and  note  proceeds  to any  person  for  the  construction,  acquisition  and  installation  of,  or for the reimbursement  to any person for costs in  connection  with,  any special  energy  project (as defined in the Act), including,  but not limited to, any land, works, system,  building or other improvement,  and all real and personal properties  of any nature or any  interest  in any of them  which are  suitable  for or related to the  furnishing, generation or production of energy; and

         WHEREAS,  the Authority is also  authorized  under the Act to borrow money and issue its negotiable  bonds and notes to  provide  sufficient  monies  for  achieving  its  corporate  purposes,  including  the  refunding  of outstanding obligations of the Authority; and

         WHEREAS,  the  Authority is also  authorized  under the Act to enter into any contracts and to execute all instruments  necessary or convenient for the exercise of its corporate  powers and the fulfillment of its corporate purposes, including the refunding of outstanding bonds and notes of the Authority; and

         WHEREAS, the Authority and the Corporation have entered into an Original  Participation  Agreement,  dated as of October 1, 1991 (herein referred to as the "Original Participation  Agreement"),  providing for the financing or refinancing of certain costs related to the acquisition,  construction,  and  installation of certain  pollution control,  sewage  and  other  facilities  identified  and  described  in  Exhibit A to the  Original  Participation
Agreement,  and, as part of such  participation,  that the  Authority  issue  bonds  pursuant to the Act to provide funds for such financing or refinancing; and

         WHEREAS,  on October  29,  1991,  the  Authority  issued  $45,600,000  aggregate  principal  amount of its
Pollution  Control  Refunding  Revenue  Bonds  (Niagara  Mohawk  Power  Corporation  Project),  1991  Series A (the
"Bonds"),  under and pursuant to Resolution No. 766 of the Authority,  adopted September 30, 1991, and an Indenture of Trust dated as of October 1, 1991 (the  "Original  Indenture"),  between the  Authority and The Bank of New York as trustee (the "Trustee"),  as amended and supplemented by a First Supplemental  Indenture of Trust dated November
14, 2003 (the "First  Supplemental  Indenture"  and,  together  with the  Original  Indenture,  the "1991  Series A
Indenture"), to provide funds for the financing or refinancing described in the preceding whereas clause; and

         WHEREAS,  the  Corporation  directed  that the Bonds be called for  redemption  on December  16, 2003 (the
"Redemption  Date"),  pursuant  to  Section  8.01 of the 1991  Series A  Indenture,  and  notice  advising  of such redemption and of the  Corporation's  right to purchase in lieu of redemption any Bonds on the Redemption Date, was delivered pursuant to Section 8.03 of the 1991 Series A Indenture; and

         WHEREAS,  on the  Redemption  Date, the  Corporation  purchased the Bonds called for redemption in lieu of redemption pursuant to Section 8.07 of the 1991 Series A Indenture; and

         WHEREAS,  Section  6.04 of the  Original  Participation  Agreement  and Section  4.02 of the 1991 Series A
Indenture  provide that the Authority and the Trustee may, in accordance with the terms thereof,  modify,  amend or supplement the Original Participation Agreement; and

         WHEREAS,  the  Corporation  has requested  that upon  acquiring the Bonds,  the 1991 Series A Indenture be amended and  restated  and that the  Original  Participation  Agreement  be amended to (i) permit the Bonds to bear
interest  at  various  variable  interest  rates,  including,   without  limitation,  at  daily,  weekly,  monthly,
semi-annual,  term,  commercial  paper and  auction  rates,  (ii)  provide for new  provisions  made  necessary  or desirable by the issuance of a municipal bond insurance  policy,  and (iii) otherwise  conform certain terms of the
1991 Series A  Indenture  relating to the Bonds  while they bear  interest at variable  interest  rates and certain other terms of the 1991 Series A Indenture with the current market standard for multi-modal bonds; and

         WHEREAS, on December 17, 2003, the Corporation, as registered owner of all the Bonds, consented to the amendments to the 1991 Series A Indenture and the Agreement, and
waived any and all rights to any notification or filing procedures or requirements under the 1991 Series A
Indenture in addition to the consent provided thereby; and

         WHEREAS,  simultaneously  with  the  execution  and  delivery  of this  First  Supplemental  Participation
Agreement,  the Authority  and the Trustee have executed and delivered an Amended and Restated  Indenture of Trust, dated as of December 1, 2003 (the  "Amended and Restated  Indenture"),  which amends and restates the 1991 Series A
Indenture; and

         WHEREAS,  simultaneously  with the  execution  and  delivery  of this  First  Supplemental  Participation
Agreement,  an Opinion of Bond Counsel  described in Section  4.01.3(C) of the Amended and Restated  Indenture has
been delivered to the Trustee; and

         WHEREAS,  simultaneously with the execution and delivery of the Amended and Restated  Indenture,  without any further notice, the Bonds will bear interest at an Auction Period Rate; and

         WHEREAS,  all acts,  conditions and things  necessary or required by the  Constitution and statutes of the
State of New York, or otherwise,  to exist,  happen, and be performed as prerequisites to the passage of this First
Supplemental Participation Agreement, do exist, have happened, and have been performed; and

         NOW,  THEREFORE,  for and in  consideration  of the premises and of the mutual  covenants  and  agreements hereinafter set forth, the Authority  agrees with the Corporation,  with the written consent of the Trustee and the
Financial Guaranty Insurance Company, as follows:

                                                     ARTICLE I
                                            AUTHORIZATION; DEFINITIONS

         Section 1.01. Supplemental Agreement.  This First Supplemental  Participation Agreement is amendatory and supplemental to the Original Participation  Agreement,  and is entered into in accordance with Section 6.04 of the
Original Participation  Agreement and Article IV of the 1991 Series A Indenture;  and except as modified,  amended
and  supplemented  by  this  First  Supplemental   Participation   Agreement,   the  provisions  of  the  Original
Participation Agreement are in all respects ratified and confirmed and shall remain in full force and effect.

         Section  1.02.  Definitions.  Capitalized  terms used herein and not otherwise  defined  herein or in the
Original  Participation  Agreement  shall  have the  meaning  given  to such  terms in the  Amended  and  Restated
Indenture.

                                                    ARTICLE II
                                                  REPRESENTATIONS

         Section 2.01 Representations of the Authority. The Authority represents and warrants as follows:

                  (a)      The Authority is a body corporate and politic, constituting a public benefit corporation, established and existing under the laws of the State of New York;

                  (b) The Authority  has full power and  authority to execute and deliver this First  Supplemental
         Participation  Agreement  and the Amended and  Restated  Indenture  and to  consummate  the  transactions contemplated hereby and thereby and perform its obligations hereunder and thereunder;

                  (c) The Authority is not in default  under any of the  provisions of the laws of the State of New
        York which would affect its existence or its powers referred to in the preceding paragraph (b); and

                  (d) The Authority  has duly  authorized  the  execution and delivery of this First  Supplemental
         Participation  Agreement,  the  Supplemental  Tax  Regulatory  Agreement  and the  Amended  and  Restated
         Indenture.

         Section 2.02. Representations of the Corporation. The Corporation represents and warrants as follows:

                  (a) The Corporation is a corporation  duly  incorporated  and in good standing under the laws of the State of New York,  is duly  qualified and  authorized  to engage in business as a public  utility in the  State  of New  York,  has  power  to  enter  into,  execute  and  deliver  this  First  Supplemental
         Participation  Agreement,  the Supplemental Tax Regulatory Agreement,  and the Corporation Obligation and
         by proper  corporate  action has duly  authorized  the execution and delivery of this First  Supplemental
         Participation Agreement, the Supplemental Tax Regulatory Agreement and the Corporation Obligation;

                  (b) The execution,  delivery and performance of this First Supplemental  Participation Agreement, the  Supplemental  Tax Regulatory  Agreement and the  Corporation  Obligation and the  consummation of the transactions  herein  contemplated will not conflict with or constitute a breach of or a default under the
         Corporation's  Certificate of Consolidation or By-Laws or any judgment,  decree,  order,  statute, rule or regulation applicable to the Corporation or any indenture,  mortgage,  loan agreement or other contract or instrument to which the Corporation is a party or by which it is bound;

                  (c) The  execution  and  delivery of this First  Supplemental  Participation  Agreement  and the issuance of the  Corporation  Obligation by the  Corporation in the manner and for the purposes herein set forth have been duly authorized by order of the Public Service Commission of the State of New York; and

                  (d) All  necessary  authorizations  for or approvals of the execution and delivery of this First
         Supplemental  Participation  Agreement,  the  Supplemental  Tax Regulatory  Agreement and the Corporation
         Obligation have been obtained by the Corporation.

         The  Corporation  additionally  represents  and warrants that the  representations  and warranties of the
Corporation set forth in the Supplemental Tax Regulatory  Agreement are true and correct in all material  respects as of the date hereof and as of the Effective Date.

                                                    ARTICLE III
                                AMENDMENTS TO THE ORIGINAL PARTICIPATION AGREEMENT

         Section  3.01.  Amendment to Section 1.01 of the Original  Participation  Agreement.  Section 1.01 of the
Original Participation Agreement is hereby amended and restated to read as follows:

                           Section  1.01.  Definitions.  Capitalized  terms  used  in  this  Participation
                 Agreement and not otherwise  defined  herein shall have the meanings set forth in Section
                 1.01  of  the  Amended  and   Restated   Indenture.   Capitalized   terms  used  in  this
                 Participation  Agreement  and not  otherwise  defined  herein or in  Section  1.01 of the
                 Amended and Restated  Indenture  shall have the meanings set forth in Section 1.01 of the
                 Original Indenture.

         Section  3.02.  Replacement  of  certain  terms in the  Original  Participation  Agreement.  The  Original
Participation  Agreement  is hereby  amended  to  replace  throughout  the  Original  Participation  Agreement  any reference  to a term set forth under the Old Term column  below with a  corresponding  term set forth under the New
Term column below.

                                   Old Term                            New Term

                        Paying Agent                       Registrar and Paying Agent

                       Indenture                           Amended and Restated
                                                           Indenture

         Section  3.03.  Amendment to Section 3.01 of the Original  Participation  Agreement.  Section 3.01 of the
Original Participation Agreement is hereby amended and restated to read as follows:

                           Section 3.01.  Construction of the Project.  The Corporation  hereby represents that it has caused the Project to be  completed  and  acknowledges  that it shall not be entitled to any  reimbursement  for the cost of  construction  of the  Project  from the
                  Authority,  the  Trustee or the  Holders of the Bonds,  nor shall it be  entitled to any diminution  or  postponement  of the  payments  required  to be paid by the  Corporation pursuant to this Participation Agreement or the Corporation Obligation.

         Section  3.04.  Amendment to Section 3.03 of the Original  Participation  Agreement.  Section 3.03 of the
Original Participation Agreement is hereby amended and restated to read as follows:

                           Section  3.03.  Application  of  proceeds  of the Bonds.  The  Corporation  has applied the  proceeds of sale of the Bonds in  accordance  with the  Original  Indenture and the Original Participation Agreement.

         Section  3.05.  Amendments  to Sections  3.04,  3.05 and 3.06 of the  Original  Participation  Agreement.
Sections 3.04, 3.05 and 3.06 of the Original Participation Agreement are hereby deleted.

         Section  3.06.  Amendment  to Section 3.07 of the Original  Participation  Agreement.  Section 3.07 of the
Original Participation Agreement is hereby amended and restated to read as follows:

                           Section  3.07.  Sale of the  Project .  Pursuant  to an Asset  Sales  Agreement
                  relating to Huntley Steam  Station  ("Huntley")  and Dunkirk Steam Station  ("Dunkirk"),
                  dated as of December  23,  1998,  between the  Corporation,  and NRG Energy,  Inc.  (the
                  "Huntley/Dunkirk  Purchaser"),  the  Corporation  has sold  Huntley and Dunkirk of which certain portions of the Project are a part to the Huntley/Dunkirk Purchaser.

                          Pursuant  to  an  Asset  Sales   Agreement   relating  to  Oswego  Steam  Station
                 ("Oswego"),  dated as of April 1, 1999,  by and among the  Corporation,  Rochester Gas and
                 Electric  Corporation,  Oswego  Harbor  Power  LLC,  and NRG  Energy,  Inc.  (the  "Oswego
                 Purchaser"),  the  Corporation  has sold its interest in Oswego of which certain  portions of the Project are a part to the Oswego Purchaser.

                          Pursuant to an Asset Purchase and Sale Agreement  relating to Roseton  Generating
                 Station  ("Roseton"),  dated August 7, 2000, by and among the Corporation,  Central Hudson
                 Gas and Electric  Corporation,  Consolidated  Edison  Company of New York,  Inc.  and Dynegy
                 Power Corp.  (the "Roseton  Purchaser"),  the Corporation has sold its interest in Roseton of which certain portions of the Project are a part to the Roseton Purchaser.

         Section  3.07.  Amendment  to Section 3.09 of the Original  Participation  Agreement.  Section 3.09 of the
Original Participation Agreement is hereby amended and restated to read as follows:

                           Section  3.09.  Investment  of moneys in funds under the  Amended and  Restated
                 Indenture.  Any moneys held as part of any fund  created  under the  Amended and  Restated
                 Indenture  shall,  at  the  direction  of an  Authorized  Corporation  Representative,  be
                 invested or  reinvested  by the  Trustee as  provided  in Section  9.04 of the Amended and
                 Restated Indenture.

         Section  3.08.  Amendment  to Section 4.01 of the Original  Participation  Agreement.  Section 4.01 of the
Original Participation Agreement is hereby amended and restated to read as follows:

                           Section 4.01.  Execution and delivery of Corporation  Obligation to Trustee.  In order to  evidence  the  obligation  of the  Corporation  to the  Authority  to repay  the advance of the proceeds of the Bonds, the Authority  hereby directs the  Corporation,  and the  Corporation  hereby  agrees,  to deliver or cause to be delivered the First  Mortgage
                 Bonds to the  Trustee  on the  Effective  Date.  The  First  Mortgage  Bonds  shall be the
                 amended  and  restated  first  mortgage  bonds  of  the   Corporation   issued  under  the
                 Corporation  Indenture  and relating to the Bonds in  substantially  the form  included in the  Supplemental  Corporation  Indenture  attached  hereto as  Exhibit  B, with only such changes, omissions and insertions thereto as shall have been approved by the Authority.

        Section  3.09.  Amendment  to Section  4.04 of the Original  Participation  Agreement.  Section 4.04 of the
Original  Participation  Agreement is hereby  amended to add the following  paragraph  between the first and second paragraph in such section:

                           In  addition,  the  Corporation  shall  wire  to the  State  of New  York on the
                 Effective  Date a bond issuance  charge fee  applicable  to the Bonds  pursuant to Section
                 2976 of the Public  Authorities  Law of the State of New York in the amount  specified  by such section on the Effective  Date.  The  Corporation  shall also pay to the Authority on the Effective Date an additional Administration Fee in the amount of $114,000.00.

         Section  3.10.  Addition  of Section  4.12 to  Article IV of the  Original  Participation  Agreement.  The
Original  Participation  Agreement  is hereby  amended  to add the  following  Section  4.12 to  Article  IV of the
Original Participation Agreement:

                           Section  4.12.  Payment to Registrar  and Paying Agent.  The  Corporation  shall pay,  or cause to be paid,  to the  Registrar  and Paying  Agent for  deposit in the Bond
                  Purchase Fund and credit to the Company Account  therein an amount  sufficient to provide for the payment of the Purchase  Price of any Bond tendered for purchase  pursuant to the
                  Amended and Restated  Indenture and the Bond Purchase Trust  Agreement to the extent that sufficient  moneys are not  available  for the  payment of such  Purchase  Price from the other sources described therein.

         Section  3.11.  Addition  of Section  4.13 to  Article IV of the  Original  Participation  Agreement.  The
Original  Participation  Agreement is hereby amended to add the following Section 4.13 to Article N of the Original
Participation Agreement:

                           Section 4.13.  Agreements  of the  Corporation  relating to Support  Facilities.
                  The  Corporation  agrees not to request that the  interest  rate mode  applicable  to the
                  Bonds be adjusted to an Adjustable  Rate or a Fixed Rate unless on the effective  date of the  applicable  Change in the  Interest  Rate Mode the Bonds shall be rated at least "A"
                  by S and P or "A" by Moody's or an  equivalent  rating by any  nationally  recognized  rating agency.  Such rating of the Bonds may,  but is not  required to, be achieved by obtaining a Support  Facility  which  meets the  requirements  of  Article  VI of the  Amended  and
                  Restated Indenture.

                           The  Corporation  further  agrees  that it will  maintain a  Liquidity  Facility issued by a  financial  institution  rated  not less than "A" by at least one  nationally recognized  rating  agency in effect with respect to the Bonds at all times,  except with respect to Bonds  bearing an Auction  Period Rate, a Term Rate for a  Calculation  Period
                  of greater  than 13 months or a Fixed Rate.  Notwithstanding  the  foregoing,  so long as the  conditions  set forth in Section 6.05 of the Amended and Restated  Indenture are met
                  by the Bond Insurer and with respect to the Policy,  and unless  otherwise  agreed by the
                  Bond Insurer,  the Corporation shall maintain a Liquidity  Facility issued by a financial institution  rated not less than "A" by at least one nationally  recognized rating agency in effect with respect to the Bonds at all times,  except with  respect to Bonds  bearing an Auction Period Rate or a Fixed Rate.

         Section  3.12.  Addition  of Section  4.14 to  Article IV of the  Original  Participation  Agreement.  The
Original  Participation  Agreement is hereby amended to add the following  Section 4.14 at the end of Article IV of the Original Participation Agreement:

                          Section  4.14.  Corporation  liable to  owners  of Bonds in the case of  certain events of taxability.  The Corporation  confirms and agrees that if as result of action by the  Corporation,  the owner of the Project as of the date hereof,  or any successor owner of the  Project,  the  interest  on the Bonds is  determined  to be  included  for federal income  tax  purposes  in  the  gross  income  of  any  owner  of a  Bond  (other  than  a
                 "substantial  user" of the  Project or a "related  person"  within the  meaning of section
                 147(a)(1) of the Code),  as  evidenced  by a published  or private  ruling of the Internal
                 Revenue  Service  or a final,  nonappealable  judicial  decision  by a court of  competent jurisdiction,  then the  Corporation,  in addition to its  obligation  to redeem the Bonds pursuant to Section  5.06 of the Amended and  Restated  Indenture,  shall be liable to the affected owners of the Bonds for any taxes,  penalties and interest  assessed against such owners by the Internal Revenue Service and attributable to the Bonds.

                          The  Authority  and the Trustee  agree not to object to the  intervention  in or participation  by the  Corporation at its own expense in any proceedings by or before the
                 Internal  Revenue  Service  or any court  relating  to whether  interest  on the Bonds is includable  for federal  income tax  purposes in the gross  income of any owner of a Bond
                 (other  than a  "substantial  user" of the  Project  or a  "related  person"  within  the meaning of Section 147(a)(1) of the Code).

         Section  3.13.  Addition  of  Section  5.u8 to  Article V of the  Original  Participation  Agreement.  The
Original  Participation  Agreement is hereby  amended to add the following  Section 5.08 at the end of Article V of the Original Participation Agreement:

                           Section 5.08.  Recording and Filing.  The Corporation  hereby  covenants that it will cause all  financing  statements  related to the Amended and Restated  Indenture and all supplements  thereto and this  Participation  Agreement and all supplements  thereto, as well as such other  security  agreements,  financing  statements  and all  supplements thereto  and other  instruments  as may be required  from time to time to be kept,  to be recorded  and  filed  in such  manner  and in such  places  as may  from  time to time be required by law in order to preserve  and protect  fully the  security of Holders and the rights  of the  Trustee  hereunder,  and to take or cause to be taken  any and all  other action  necessary  to perfect the security  interest  created by the Amended and Restated
                  Indenture  and  shall,  within  ten  (10)  days  after  such  filing,  cause  there to be furnished  to the  Trustee an opinion of counsel as to the  adequacy  and details of such filing and specifying any re-filing to be effected in the future.

         Section 3.14. Addition and insertion of Article VI to the Original Participation  Agreement.  The Original
Participation  Agreement is hereby amended to add and insert the following  Article VI,  Sections 6.01,  6.02, 6.03 and 6.04 after Article V of the Original Participation Agreement:

                                                    ARTICLE VI
                                         DEFAULTS BY CORPORATION; REMEDIES

                          Section  6.01.  Events  of  Default;  Acceleration.  In case  one or more of the following events of default shall have occurred and be continuing;

                          (a) failure by the  Corporation  to pay when due any amount  required to be paid under this Participation  Agreement or the Corporation  Obligation,  which failure causes a default in the payment when due of the  principal  of, or premium,  if any, or interest on, any of the Bonds; or

                          (b) failure by the  Corporation  to pay when due any amount  required to be paid under Section 4.11 of this  Participation  Agreement,  which  failure  causes an Event of
                 Default to occur  pursuant to paragraph  (a) of Section 12.01 of the Amended and Restated
                 Indenture; or

                          (c) failure on the part of the  Corporation  duly to observe or perform any other of  the  covenants  or  agreements  on  the  part  of  the  Corporation  contained  in the
                 Participation  Agreement  (other  than  failure to pay  amounts  required to be paid under
                 Sections  4.04,  4.05  and  4.08),  the Tax  Regulatory  Agreement  or in the  Corporation
                 Obligation  for a period of ninety  (90) days  after the date on which  written  notice of such failure,  requiring the Corporation to remedy the same,  shall have been given to the
                 Corporation by the Authority or the Trustee; or

                          (d) the  occurrence of an Event of Bankruptcy of the  Corporation  or failure by the Corporation generally to pay its debts in the Corporation Indenture;

                  then,  and in any such event,  the Trustee (as  assignee of the  Authority),  may with the consent  of the Bond  Insurer  (assuming  the Bond  Insurer  is not in  default  under the
                  Policy),  and/or the  direction of the Bond Insurer  (assuming  the Bond Insurer is not in default  under the Policy) or upon the written  request or  direction of the owners of not less than  twenty-five  percent  (25%) in  aggregate  principal  amount of the Bonds  then outstanding  with the  consent  of the Bond  Insurer  shall,  by notice in  writing to the
                  Corporation  and provided  that the default has not  theretofore  been cured,  declare the
                  Corporation  Obligation to be due and payable  immediately,  and upon any such declaration the same shall  become and shall be  immediately  due and payable,  anything  contained in
                  this   Participation   Agreement  or  in  the  Corporation   Obligation  to  the  contrary
                  notwithstanding.  Any  amounts  collected  by the Trustee  pursuant  to action  taken here shall be  applied  in  accordance  with the  Indenture.  In  addition,  if at any time the principal  of the Bonds shall have been  declared  to be due and  payable by  acceleration pursuant  to the  terms of the  Indenture,  the  Corporation  Obligation  shall  thereupon become and be immediately  due and payable,  subject to such  declaration  with respect to the Bonds being annulled pursuant to Section 12.03 of the Amended and Restated Indenture.

                           The  right  or  obligation  of the  Trustee  to make  any  such  declaration  as aforesaid,  however,  is subject to the condition that if, at any time after declaration, but before all the Bonds shall have matured by their terms,  the principal  of,  premium, if any,  and  interest  on, the  Corporation  Obligation  which shall have become due and payable  otherwise  than by such  declaration,  and all other  sums  payable  under  this
                  Participation  Agreement,  except the  principal  of, and  interest  on, the  Corporation
                  Obligation which shall have become due and payable by such  declaration,  shall have been paid or  provision  satisfactory  to the Trustee  shall have been made for such  payment, and the  reasonable  expenses  of the  Trustee  and of the owners of the Bonds shall have been paid,  including  reasonable  attorneys'  fees paid or  incurred,  and all  defaults hereunder  and  under  the Bonds or under the  Indenture,  except  as to the  payment  of principal  and interest due and payable  solely by reason of such  declaration,  shall be made good or be secured to the  satisfaction  of the Trustee or  provision  deemed by the
                  Trustee to be adequate  shall be made  therefore,  then and in every such case,  the Bond
                  Insurer  (unless the Bond Insurer is then in default under the Policy),  or the owners of a  majority  in  aggregate  principal  amount of the  Bonds  then  outstanding,  with the consent of the Bond Insurer,  by written notice to the Authority and to the Trustee,  may rescind  such  declaration  and annul such  default in its  entirety,  or, if the Trustee shall  have  acted  in the  absence  of a  written  request  of the  owners  of at  least twenty-five  percent (25%) in aggregate  principal  amount of the outstanding  Bonds, and if there shall not have been  theretofore  delivered to the Trustee written  direction to the  contrary  by  the  owners  of a  majority  in  aggregate  principal  amount  of  the outstanding  Bonds,  then any such declaration shall ipso facto be deemed to be rescinded and any such  default  and its  consequences  shall ipso facto be deemed to be  annulled, but no such  rescission and annulment  shall extend to or affect any  subsequent  default or impair or exhaust any right or power consequent thereon.

                           In case the  Trustee  shall  have  proceeded  to  enforce  any right  under this
                  Participation  Agreement or the Corporation  Obligation and such  proceedings  shall have been  discontinued  or abandoned for any reason or shall have been  determined  adversely to the  Trustee,  then and in every  such case the  Corporation,  the  Authority  and the
                  Trustee shall be restored  respectively to their former  positions and rights  hereunder, and all rights,  remedies and powers of the  Corporation,  the  Authority and the Trustee shall continue as though no such proceedings had been taken.

                           Section  6.02.  Events of Default  relating to fees or  indemnification.  In case the  Corporation  shall have  failed to pay  amounts  required  to be paid under  Sections
                  4.04,  4.05 and 4.08,  which event shall have  continued  for a period of ninety (90) days after the date on which written  notice of such  failure,  requiring  the  Corporation  to remedy  the same,  shall  have  been  given to the  Corporation  by the  Authority  or the
                  Trustee,  the  Authority  or the Trustee may take  whatever  action at law or in equity as
                  may  appear   necessary  or  desirable  to  enforce   performance  or  observance  of  any
                  obligations or agreements of the Corporation under said Sections 4.04, 4.05 and 4.08.

                           Section  6.03.  Judicial  proceedings  by  Trustee.   Upon  the  occurrence  and
                  continuance  of an event of default  under this  Article,  the Trustee  may, and upon the written  request  of the  owners  of at least  twenty-five  percent  (25%)  in  aggregate principal  amount  of  the  Bonds  then  outstanding  shall,  institute  any  actions  or proceedings  at law or in equity for the  collection  of any amounts  then due and unpaid on the  Corporation  Obligation,  and may  prosecute  any such  action or  proceeding  to judgment  or final  decree,  and may  collect  in the manner  provided  by law the moneys adjudged or decreed to be payable.

                           Section  6.04.  Rights  of the  Credit  Facility  Issuer;  Other  rights of the
                  Trustee to enforce this Participation  Agreement.  Notwithstanding anything herein to the contrary,  any judicial  proceedings  of the Trustee under Section 6.03 may be instituted only with the written  consent of the Credit  Facility  Issuer and shall be instituted by the Trustee at the written direction of the Credit Facility Issuer.

                           Nothing in this Participation Agreement shall limit any other rights of the
                  Trustee to enforce this Participation Agreement.

         Section  3.15.  Amendment  to  Article  VI of the  Original  Participation  Agreement.  Article  VI of the
Original   Participation   Agreement  is  hereby  redesignated  as  Article  VII,  and  all  Sections  therein  and cross-references to such Sections therein are redesignated  accordingly (e.g.,  Section 6.01 is hereby redesignated as Section 7.01, etc.). Sections 6.02, and 6.04, in addition to being redesignated as Sections 7.02 and 7.04, respectively, are further amended and restated to read as follows:

                           Section   7.02.   Notices.   All  notices,   certificates,   requests  or  other
                  communications  between the Authority,  the  Corporation  and the Trustee  required to be given under this  Participation  Agreement  or under the Amended and  Restated  Indenture shall be  sufficiently  given and shall be deemed  given when  delivered by hand or first class mail, postage prepaid,  addressed as follows:  if to the Authority,  at 17 Columbia
                  Circle,  Albany,  New York 12203,  Attention:  President;  if to the Corporation,  at 300
                  Erie Boulevard  West,  Syracuse,  New York 13202,  Attention:  Treasurer,  with a copy to
                  Niagara Mohawk Power Corporation,  25 Research Drive,  Westborough,  Massachusetts 01582,
                  Attention:  Assistant  Treasurer;  and if to the  Trustee  or the  Registrar  and  Paying
                  Agent,  at The Bank of New York,  101  Barclay  Street - 21W,  New York,  New York 10286,
                  Attention:   Corporate   Trust   Administration.   A  duplicate   copy  of  each  notice,
                  certificate,  request  or other  communication  given  hereunder  to the  Authority,  the
                  Company  or the  Trustee  shall  also  be  given  to the  others.  The  Corporation,  the
                  Authority  and the  Trustee  may, by notice  given  hereunder,  designate  any further or different  addresses  to  which  subsequent  notices,  certificates,  requests  or  other communications shall be sent.

                           Section  7.04.  Amendment  of  Participation   Agreement.   This  Participation
                  Agreement may not be amended  except by an  instrument in writing  signed by the parties hereto and, if such amendment  occurs after the issuance of the Bonds,  upon  compliance with the provisions of Article XIV of the Amended and Restated Indenture.

         Section 3.16. Addition of Exhibit B to the Original  Participation  Agreement.  The Original Participation
Agreement is hereby amended to add Exhibit B, as attached to this First Supplemental Participation Agreement.
                                                    ARTICLE IV
                                                   MISCELLANEOUS

         Section 4.01.  Law and Place of  Enforcement  of this First  Supplemental  Participation  Agreement.  This
First  Supplemental  Participation  Agreement shall be construed and interpreted in accordance with the laws of the
State of New York and all suits and actions arising out of this First  Supplemental  Participation  Agreement shall be instituted in a court of competent jurisdiction in the State of New York.

         Section  4.02.  Effective  Date;  Counterparts.  This First  Supplemental  Participation  Agreement may be
simultaneously  executed in counterparts.  Each such counterpart so executed shall be deemed to be an original, and all together shall  constitute but one and the same instrument.  This First  Supplemental  Participation  Agreement
shall become effective on the Effective Date.  Notwithstanding  the Effective Date, for convenience and purposes of reference this First  Supplemental  Participation  Agreement shall be dated as of December 1, 2003 and may be cited and referred to as the "First Supplemental Participation Agreement dated as of December 1, 2003."

         None  of  the  rights,  covenants,  interests,  duties  or  obligations  accruing  to or  required  of any
Bondholder,  the Authority,  the  Corporation,  the Trustee,  or any Support Facility Issuer prior to the Effective
Date shall be affected by the execution and delivery of this First Supplemental Participation Agreement.

                              [Signature Page of this Supplemental Agreement Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the day and year first written above.

                                                     NEW YORK STATE ENERGY RESEARCH
                                                              AND DEVELOPMENT AUTHORITY

                                                     By___________________________________
                                                                       Acting President

(SEAL)

Attest:

_______________________________
         Assistant Secretary

                                                     NIAGARA MOHAWK POWER CORPORATION

                                                     By_____________________________________
                                                              Name:  Robert G. Seega
                                                              Title:  Assistant Treasurer

(SEAL)

Attest:

_______________________________
         Assistant Secretary

                               [Signature Page of Supplemental Agreement relating to
                                     Pollution Control Refunding Reveneu Bonds
                            (Niagara Mohawk Power Corporation Project), 1991 Series A]

__________________________________________________________________________________________

                                                     EXHIBIT B

                                        Corporation Supplemental Indenture
                                [See Item Number 31 of this Record of Proceedings]